EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To: Board of Directors

Duska Therapeutics, Inc.

We consent to the use of our report dated March 14, 2008, with respect to the consolidated balance sheet of Duska Therapeutics, Inc. as of December 31, 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2007 and 2006 and for the period from inception on February 9, 1996 to December 31, 2007, incorporated herein by reference.

/s/ STONEFIELD JOSEPHSON, INC.

Los Angeles, California

November 12, 2008